UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 17, 2006
(Date of earliest event reported)

THINK PARTNERSHIP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5 Revere Drive
Suite 510
Northbrook, Illinois  60062
(Address of Principal Executive Offices)

(847) 562-0177
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into A Material Definitive Agreement.

On March 17, 2006, Think Partnership, Inc. f/k/a CGI Holding Corporation (the “Company”) amended its agreement to acquire Litmus Media, Inc. to extend the outside closing date of the acquisition to April 5, 2006, to increase the stock portion of the merger consideration by 79,268 shares of common stock of the Company to a total of 3,250,000 shares, and to allow the pre-closing dividend to be received by the Litmus shareholders out of Litmus’ cash on hand to be increased by $150,000. The discussion of the various terms described herein is qualified in its entirety by the amendment to the acquisition agreement which the Company has filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01                                             Financial Statements and Exhibits

(a)               Financial Statements of the Businesses Acquired.

None.

(b)              Pro Forma Financial Information

None.

(d)              Exhibits

10.1                           Amendment No. 1 to Agreement by and among the Company, Litmus Acquisition Sub, Inc., Litmus Media, Inc., John Linden and Tobias Teeter, dated as of March 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    March 22, 2006

THINK PARTNERSHIP INC. f/k/a
CGI HOLDING CORPORATION

By:	/s/ Gerard M. Jacobs
Name:	Gerard M. Jacobs
Title:	Chief Executive Officer